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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-54085 of Quanex Corporation on Form S-8 of our reports dated November 23, 1998 and May 22, 1998, appearing in the Annual Report on Form 10-K of Quanex Corporation for the fiscal year ended October 31, 1998 and in the Annual Report on Form 11-K of Nichols-Homeshield 401 (K) Savings Plan for Davenport Hourly Employees for the year ended December 31, 1997, respectively.



DELOITTE & TOUCHE LLP

Houston, Texas
February 1, 1999